EXHIBIT 18

                       The Nottingham Investment Trust II
                               (The CarolinasFund)
                Approve Establishment of Fund and its Dual-Class
          Distribution Structure; Amended and Restated Rule 18f-3 Plan;
                                 Approve Filings
                Relating to the Dual-Class Distribution Structure

         Capital Investment Group, Inc. (the "Distributor"), in consultation with Morehead Capital Advisors, LLC (the "Advisor"), has proposed that The Nottingham Investment Trust II (the "Trust") implement a "dual-class" distribution structure for the newly-established CarolinasFund (the "Fund"), of the Trust (the "Dual-Class Distribution Structure"). In this regard, the Trust proposes to implement the Dual-Class Distribution Structure pursuant to Rule 18f-3 (the "Rule") promulgated by the Securities and Exchange Commission (the "SEC"), whereupon compliance with the Rule will permit the Trust to issue multiple classes of shares representing interests in a single portfolio.
         Under the proposed Dual-Class Distribution Structure, the Trust would be authorized to issue two new classes of shares of the Fund to be called the Investor Shares and Institutional Shares of the Fund. The Institutional Shares would be offered for sale by the Fund to institutional investors. The Investor Shares would be offered for sale by the Fund to the public.
         Under the proposed Dual-Class Distribution Structure, the Fund and any future Fund of the Trust proposed to be brought under the Dual-Class Distribution Structure (collectively, the "Dual-Class Funds") would be authorized to issue two classes of shares initially -- the Institutional Shares and the Investor Shares -- of each Dual-Class Fund, and such other or additional classes as may be approved from time to time by the Board of Trustees. Except as discussed below, each share of a Dual-Class Fund, regardless of class, would have identical voting rights, powers, restrictions, limitations, qualifications, designations, and terms and conditions and, in proportion to each share's net asset value, proportional liquidation rights and preferences.
         There may be differences, however, between Institutional and Investor Shares of a Dual-Class Fund with respect to the payment of dividends and distributions and net asset values due to the allocation to a particular class of any expenses incurred for shareholder services or the distribution of securities of that class or both, and the allocation of certain other expenses properly allocable to a single class of the Fund ("Class Expenses"). Such Class Expenses may include: (i) transfer agency fees identified by the transfer agent as being attributable to a specific class of shares; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of a specific class of shares or to regulatory agencies with respect to a specific class of shares; (iii) blue sky registration or qualification fees incurred by a class of shares; (iv) SEC registration fees incurred by a class of shares; and
(v) the expense of administrative and personnel services as required to support the shareholders of a specific class of shares.
         The Institutional Shares and Investor Shares of the Dual-Class Fund would be subject to maximum front-end sales loads of 0.00% and 3.50%, respectively.
         The exchange privilege for the Fund will also reflect the new Dual-Class Distribution Structure. Under the proposed exchange privilege, Institutional Shares of a Dual-Class Fund may be exchanged for Institutional Shares of another Dual-Class Fund established by the same Advisor. Investor Shares of a Dual-Class Fund may be exchanged for Investor Shares of another Dual-Class Fund established by the same Advisor.
         It is proposed that the Board approve the Dual-Class Distribution Structure for the Fund and the separate amended and restated plan pursuant to the Rule for the Fund in the form of an Amended and Restated Rule 18f-3 Multi-Class Plan substantially in the form included as part of this Exhibit and further approve the filing of certificates to the Declaration of Trust of the Trust ("Declaration of Trust") in the form of a Certificate of Classification of Shares for the Fund ("Certificate of Classification") substantially in the form included as part of this Exhibit. It also is proposed that the Board authorize and ratify the preparation and filing of Post-Effective Amendments to the Registration Statement of the Trust under the Securities Act of 1933, and any required amendments thereto, which will include the Prospectus for the Fund describing the Dual-Class Distribution Structure.
         The Board of Trustees, having requested and evaluated, and having been furnished, such information as may be reasonably necessary to evaluate the Dual-Class Distribution Structure described above with respect to the Dual-Class Funds, hereby approve the following implementing resolutions:
                  RESOLVED,  the Board of Trustees,  including a majority of the
                  independent   Trustees,   hereby  finds  that  the  Dual-Class
                  Distribution  Structure  described  above with  respect to the
                  Dual-Class  Funds,  including the allocation of expenses,  be, and it hereby is,  determined  to be in the best  interests of each  individual  Class  of  each  Dual-Class  Fund,  and  its shareholders,  and each Dual-Class  Fund as a whole,  and that the  Dual-Class  Distribution  Structure be, and it hereby is, approved;  provided,  however,  that  the  implementation  and
                  operation  of  the  Dual-Class   Distribution  Structure  with
                  respect to the Dual-Class Funds shall be consistent in all material respects with the Rule and the written plan adopted by the Trust pursuant to the Rule; and

                  FURTHER RESOLVED, that an unlimited number of shares of the Trust are classified as Investor Shares of the Fund, having the rights, preferences, and entitlements specified in the Certification of Classification in the form presented to this meeting, and such shares of such class be and they hereby are, established and authorized; and

                  FURTHER RESOLVED, that an unlimited number of shares of the Trust are classified as Institutional Shares of the Fund, having the rights, preferences, and entitlements specified in the Certification of Classification in the form presented to this meeting, and such shares of such class be and they hereby are, established and authorized; and

                  FURTHER RESOLVED, that consideration received by the Trust for the issue or sale of any class of a particular Dual-Class Fund's Shares (individually a "Class" and collectively the "Classes") shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all of such Dual-Class Fund's other Classes, together with all income, earnings, profits and proceeds thereof, including the proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust allocated to a particular Dual-Class Fund by the Board of Trustees in accordance with the Declaration of Trust, and each share of any Class of a Dual-Class Fund (individually, a "Share" and collectively, the "Shares") shall share with each Share of all the Classes of such Fund in such consideration and other assets, income, earnings, profits and proceeds thereof, with such items being allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of all Classes of such Dual-Class Fund; and

                  FURTHER RESOLVED, that each Share of each Class of a Dual-Class Fund shall be charged with each Share of all the Classes of such Fund with the expenses and liabilities of the Trust that are general expenses and liabilities applicable to all Shares of the Trust or are expenses and liabilities applicable only to such Fund's Shares, with such expenses and liabilities being allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of all Classes of such Dual-Class Fund, except that:

                  (i) Any fees and expenses incurred by the Trust in connection with the distribution of a particular Class of Shares of a Dual-Class Fund under a distribution plan (and related agreements) adopted for such Class of Shares pursuant to Rule 12b-1 shall be charged only to such Class of Shares of such Dual-Class Fund; and

                  (ii) Any fees and expenses incurred by the Trust under a shareholder servicing plan (and related agreements) in connection with the provision of shareholder services to the holders of a particular Class of Shares of a Dual-Class Fund shall be charged only to such Class of Shares of such Dual-Class Fund; and

                  FURTHER RESOLVED, that, subject to the Rule, the Trustees of the Trust reserve the right to allocate certain of the following expenses attributable to a Dual-Class Fund's particular Class ("Class Expenses") on a basis other than on the relative net asset values of all Classes of such Dual-Class Fund, if such expenses are actually incurred in a different amount by that Class or if the Class receives services of a different kind or to a different degree than other Classes: (i) transfer agency fees identified by the transfer agent as being attributable to a specific Class of
                  Shares;   (ii)  printing  and  postage   expenses  related  to
                  preparing and distributing materials such as shareholder reports, notices, prospectuses, reports and proxies to current shareholders of a specific Class of Shares or to regulatory agencies with respect to a specific Class of Shares; (iii) blue sky registration or qualification fees incurred by a Class of Shares; (iv) SEC registration fees incurred by a Class of Shares; (v) the expense of administrative and personnel services as required to support the shareholders of a specific Class of Shares; (vi) litigation or other legal expenses related solely to one Class of Shares; (vii) Trustees' fees incurred as a result of issues relating to a particular Class of Shares; and (viii) independent accountants' fees relating solely to a particular Class of Shares; and

                  FURTHER RESOLVED, that each Class of a Dual-Class Fund's Shares shall otherwise have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as each other Class of Shares of such Dual-Class Fund except that:

                  (i) as otherwise expressly required by law or when the Trustees determine that the matter to be voted upon affects only the interest of the shareholders of a particular Class or particular Fund, only Shares of that Class or Fund will be allowed to vote on that matter; and

                  (ii) only holders of a Class of Shares will be entitled to vote on a matter submitted to shareholder vote with respect to their respective Rule 12b-1 Plans, if any such Plan is adopted, and/or non-Rule 12b-1 Plans applicable to each such Class of Shares; and

                  (iii) holders of a Class of Shares will be entitled to vote separately on any matter submitted to shareholder vote in which the interests of one Class are different from the interests of any other Class; and

                  FURTHER RESOLVED, that the appropriate Officers of the Trust be, and each of them hereby is, authorized to take all such actions as and when the Officers taking such action, in consultation with the counsel of the Trust, deems necessary or appropriate to effect implementation of the Dual-Class Distribution Structure, including, but not limited to, executing, sealing, delivering and filing certificates and/or amendments to the Declaration of Trust, and any and all other documents, instruments, papers and writings; and

                  FURTHER RESOLVED, that the actions of the Officers of the Trust in preparing, executing and filing the Post-Effective Amendments to the Registration Statement of the Trust, and any required amendments thereto, to permit the implementation of the Dual-Class Distribution Structure be, and they hereby are, ratified and affirmed; and

                  FURTHER, RESOLVED, that the appropriate Officers of the Trust be, and each of them hereby is, authorized to take all actions as and when the Officers taking such action, in consultation with the counsel of the Trust, deems necessary or appropriate to effect compliance with the Rule, including, but not limited to, effectuating or proposing effectuation of amendments to these resolutions that may be reasonably required to ensure compliance of the Dual-Class Distribution Structure with the Rule; and

                  FURTHER, RESOLVED, that these resolutions approving and implementing the Dual-Class Distribution Structure shall be further evidenced in the Amended and Restated Rule 18f-3 Multi-Class Plan ("Plan") in the form presented to this meeting, subject to any review of the Board of Trustees, including a majority of the independent Trustees, of the Plan or any proposed material amendment of the Plan required by the Rule, and such further amendments as may be required by the Rule.


                       THE NOTTINGHAM INVESTMENT TRUST II

                              AMENDED AND RESTATED

                           RULE 18f-3 MULTI-CLASS PLAN


         I.    Introduction.


               Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares in the following series of The Nottingham Investment Trust II (the "Trust"): The Investek Fixed Income Trust, The Brown Capital Management Equity Fund, The Brown Capital Management Balanced Fund, The Brown Capital Management Small Company Fund, Capital Value Fund, The WST Growth & Income Fund, The CarolinasFund, and any other fund of the Trust proposed to be brought hereunder in the future by the Board of Trustees of the Trust. In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, and other shareholder services of each class of shares in such series.

               The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933 (the "1933 Act"). Upon the effectiveness of applicable Post-Effective Amendments to the Trust's Registration Statement under the 1933 Act filed in conjunction with this Plan with respect to the shares of each of the series listed above, the Trust hereby elects to offer multiple classes of shares in such series pursuant to the provisions of Rule 18f-3 and this Plan.

               The   series  of  the  Trust  listed  above  (each  a  "Fund"  or collectively the "Funds") are authorized to issue the following classes of shares representing interests in the Funds: Institutional Shares and Investor Shares.

         II.     Allocation of Expenses.

                 Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in a Fund (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares under a distribution plan (and related agreements) adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Trust under a shareholder servicing plan (and related agreements) in connection with the provision of shareholder services to the holders of such class of shares. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular class of shares in a single Fund:

                 (i) transfer agency fees identified by the transfer agent as being attributable to such class of shares;

                 (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

                 (iii)        blue  sky  registration  or   qualification   fees
                              incurred by such class of shares;

                 (iv) Securities and Exchange Commission registration fees incurred by such class of shares;

                 (v) the expense of administrative and personnel services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

                 (vi) litigation or other legal expenses relating solely to such class of shares;

                 (vii) fees of the Trustees of the Trust incurred as a result of issues relating to such class of shares; and

                 (viii) independent accountants' fees relating solely to such class of shares.

                 The initial determination of the class expenses that will be allocated by the Trust to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees of the Trust and approved by a vote of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

                 Income, realized and unrealized capital gains and losses, and any expenses of a Fund not allocated to a particular class of such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

         III.     Class Arrangements.

                  The following summarizes the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Funds. Additional details regarding such fees and services are set forth in the relevant Fund's current Prospectus and Statement of Additional Information.

                  A.       Institutional Shares -- All Funds.

                           1. Initial Sales Load:  None

                           2. Contingent Deferred Sales Charge:  None

                           3. Rule 12b-1 Distribution Fees:  None

                           4. Shareholder Servicing Fees:  None

                           5. Conversion Features:  None

                           6. Exchange Privileges:  Institutional  Shares  of  a
                              Fund may be exchanged for Institutional Shares of any other series of the Trust established by the Fund's investment advisor.

                           7. Other Shareholder Services:  None

                  B.       Investor Shares -- All Funds.

                           1. Maximum  Initial  Sales Load (as a  percentage  of
                              offering  price):  3.50% (except the BCM Funds)

                           2. Contingent Deferred Sales Charge:  None

                           3. Rule  12b-1   Distribution/Shareholder   Servicing
                              Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Investor Shares of the Funds may pay distribution and shareholder servicing fees of up to 0.50% of the average daily net assets of such shares (0.25% for the Investek Fixed Income Trust and the BCM Funds).

                           4. Conversion Features:  None

                           5. Exchange Privileges: Investor Shares of a Fund may
                              be exchanged for Investor Shares of any other series of the Trust established by the Fund's investment advisor, with the payment of any differences in sales charges as described in the Prospectus for each Fund.


                           6. Other  Shareholder  Services:  The Trust  offers a
                              Systematic Withdrawal Plan and Automatic Investment Plan to holders of Investor Shares of the Funds.

         IV.     Board Review.

                 The Board of Trustees of the Trust shall review this Plan as frequently as they deem necessary. Prior to any material amendment(s) to this Plan, the Trust's Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of each Fund individually and each Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted: Originally adopted on April 17, 1995, amended and restated on July 24, 1995 and September 29, 1997, and further amended and restated on March 19, 1998